UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2016

APIGEE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37346	20-1367539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Almaden Blvd., 16th Floor

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 343-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 13, 2016, Apigee Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on the following two proposals presented at the Annual Meeting, casting their votes as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected by the following votes Chet Kapoor and Promod Haque as Class I directors, each to hold office until the 2019 Annual Meeting of Stockholders (or until their successors are duly elected and qualified):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chet Kapoor	19,922,526	487,368	4,969,279
Promod Haque	20,036,067	373,827	4,969,279

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified by the following votes the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year ending July 31, 2016:

Votes For	Votes Against	Abstentions
24,944,821	341,214	93,138

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APIGEE CORPORATION

Date: January 15, 2016	By:	/s/ Stacey Giamalis
Stacey Giamalis Chief Counsel